1 FOURTH QUARTER AND FULL YEAR 2020 FINANCIAL RESULTS March 3, 2021 (UNAUDITED) Exhibit 99.2

2 Scott Palfreeman Director of Finance and Investor Relations

Safe Harbor Provision

Certain statements contained in this presentation regarding Veritiv Corporation's (the "Company") future operating results, performance, business plans, prospects, guidance, the 2020 Restructuring Plan and any other restructuring, statements related to the impact of COVID-19 and any other statements not constituting historical fact are "forward-looking statements" subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words "believe," "expect," "anticipate," "continue," "intend," "should," "will," "would," "planned," "estimated," "potential," "goal," "outlook," "may," "predicts," "could," or the negative of such terms, or other comparable expressions, as they relate to the Company or its business, have been used to identify such forward-looking statements. All forward-looking statements reflect only the Company's current beliefs and assumptions with respect to future operating results, performance, business plans, prospects, guidance and other matters, and are based on information currently available to the Company. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause the Company's actual operating results, performance, business plans, prospects or guidance to differ materially from those expressed in, or implied by, these statements.

Factors that could cause actual results to differ materially from current expectations include risks and other factors described under "Risk Factors" in our Annual Report on Form 10-K and elsewhere in the Company's publicly available reports filed with the Securities and Exchange Commission ("SEC"), which contain a discussion of various factors that may affect the Company's business or financial results. Such risks and other factors, which in some instances are beyond the Company's control, include: adverse impacts of the COVID-19 pandemic; the industry-wide decline in demand for paper and related products; increased competition from existing and non-traditional sources; procurement and other risks in obtaining packaging, facility products and paper from our suppliers for resale to our customers; changes in prices for raw materials; changes in trade policies and regulations; increases in the cost of fuel and third-party freight and the availability of third-party freight providers; the loss of any of our significant customers; uncertainties as to the structure, timing, benefits and costs of the 2020 Restructuring Plan or any future restructuring plan that the Company may undertake; adverse developments in general business and economic conditions that could impair our ability to use net operating loss carryforwards and other deferred tax assets; our ability to adequately protect our material intellectual property and other proprietary rights, or to defend successfully against intellectual property infringement claims by third parties; our ability to attract, train and retain highly qualified employees; our pension and health care costs and participation in multi-employer pension, health and welfare plans; the effects of work stoppages, union negotiations and labor disputes; our ability to generate sufficient cash to service our debt; increasing interest rates; our ability to refinance or restructure our debt on reasonable terms and conditions as might be necessary from time to time; our ability to comply with the covenants contained in our debt agreements; costs to comply with laws, rules and regulations, including environmental, health and safety laws, and to satisfy any liability or obligation imposed under such laws; changes in tax laws; adverse results from litigation, governmental investigations or audits, or tax-related proceedings or audits; regulatory changes and judicial rulings impacting our business; the impact of adverse developments in general business and economic conditions as well as conditions in the global capital and credit markets on demand for our products and services, our business including our international operations, and our customers; foreign currency fluctuations; inclement weather, widespread outbreak of an illness, anti-terrorism measures and other disruptions to our supply chain, distribution system and operations; our dependence on a variety of information technology and telecommunications systems and the Internet; our reliance on third-party vendors for various services; cybersecurity risks; and other events of which we are presently unaware or that we currently deem immaterial that may result in unexpected adverse operating results. The Company is not responsible for updating the information contained in this presentation beyond the published date, or for changes made to this presentation by wire services or Internet service providers. This presentation is being furnished to the SEC through a Form 8-K. The Company's Annual Report on Form 10-K for the year ended December 31, 2020 to be filed with the SEC may contain updates to the information included in this presentation.

We reference non-GAAP financial measures in this presentation. Please see the appendix for reconciliations of non-GAAP measures to the most comparable United States ("U.S.") GAAP measures.

3

Veritiv

4 Sal Abbate Chief Executive Officer

Net Sales Financial Results Fourth Quarter 2020 5 1. Please see the appendix for reconciliations of non - GAAP measures to the most comparable U.S. GAAP measures. $ 1.6B $ 1.6B $ 1.8B 4Q20 3Q20 4Q19 Net Income (Loss) $ 32.0M $ 21.1M $ 3.4M Adjusted EBITDA 1 $ 61.7M $ 49.9M $ 47.2M Adjusted EBITDA as % of Net Sales 3.8% 3.1% 2.6%

6 Steve Smith Chief Financial Officer

4Q 2020 Full Year 2020 Adj. EBITDA Adj. EBITDA % of Net sales Adj. EBITDA Adj. EBITDA % of Net sales Change to PY Change to PY Change to PY Change to PY $85M 9.6% $300M 9.0% +35.6% +220 bps +23.2% +190 bps $8M 3.5% $42M 4.5% -15.6% -10 bps +25.7% +170 bps $12M 3.5% $34M 2.3% -4.6% +90 bps -21.8% +30 bps $6M 4.1% $13M 2.4% -7.8% +80 bps -40.2% -30 bps Corporate & Other ($49M) ($201M) $62M 3.8% $188M 3.0% +30.7% +120 bps +20.3% +100 bps Veritiv Consolidated Packaging Facility Solutions Print Publishing Segment and Consolidated Financial Results Fourth Quarter and Full Year 2020 7 1. Please see the appendix for reconciliations of non - GAAP measures to the most comparable U.S. GAAP measures. 1 1

Asset - Based Lending Facility & Capital Allocation Fourth Quarter and Full Year 2020 8 Capital Structure Capital Allocation Priorities: • Maintain adequate liquidity and appropriate debt levels • Invest in the business • Support restructuring initiatives • Return value to shareholders At the end of December 2020 : • The borrowing base availability for the ABL Facility was $ 874M • $ 520M drawn against the ABL Facility • $ 342M of available borrowing capacity • Record low n et debt to Adjusted EBITDA 1 : 2. 1 x utilizing the last twelve months AEBITDA Capital Allocation 1. Please see the appendix for reconciliations of non - GAAP measures to the most comparable U.S. GAAP measures.

9 Sal Abbate Chief Executive Officer

Capital Allocation Priorities: • Maintain adequate liquidity and appropriate debt levels • $ 342M of borrowing capacity • Invest in the business • $ 35M of capital expenditures • Support restructuring initiatives • 2020 restructuring plan on time and on budget • Return value to shareholders • $ 50M stock repurchase program Income Before Taxes (Income or Loss Before Income Taxes) $60 - $80 Million Adjusted EBITDA 1 $195 – $205 Million Free Cash Flow 1 At least $75 Million Capital Expenditures Approximately $35 Million Outlook FY 2021 10 1. Please see the appendix for reconciliations of non - GAAP measures to the most comparable U.S. GAAP measures.

Questions 11

Delivering for our Customers in 2020 12

Appendix Reconciliation of Non - GAAP Financial Measures 13 We supplement our financial information prepared in accordance with U.S. GAAP with certain non - GAAP measures including Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, restructuring charges, net, integration and ac qui sition expenses and other similar charges including any severance costs, costs associated with warehouse and office openings or clos ing s, consolidation, and relocation and other business optimization expenses, stock - based compensation expense, changes in the LIFO re serve, non - restructuring asset impairment charges, non - restructuring severance charges, non - restructuring pension charges, net, fair va lue adjustments related to contingent liabilities assumed in mergers and acquisitions and certain other adjustments) and free cas h f low. We believe investors commonly use Adjusted EBITDA, free cash flow and these other non - GAAP measures as key financial metrics for va luing companies. In addition, the credit agreement governing our Asset - Based Lending Facility (the " ABL Facility") permits us to exclude the foregoing and other charges in calculating "Consolidated EBITDA", as defined in the ABL Facility. We approximate foreign currency effects by applying the foreign currency exchange rate for the prior period to the local currency results for the current period. Adjusted EBITDA, free cash flow and these other non - GAAP measures are not alternative measures of financial performance or liqui dity under U.S. GAAP. Non - GAAP measures do not have definitions under U.S. GAAP and may be defined differently by, and not be compara ble to, similarly titled measures used by other companies. As a result, we consider and evaluate non - GAAP measures in connection wit h a review of the most directly comparable measure calculated in accordance with U.S. GAAP. We caution investors not to place undue reli anc e on such non - GAAP measures and to consider them with the most directly comparable U.S. GAAP measures. Adjusted EBITDA, free cash flow and these other non - GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analyzing our results as reported under U.S. GAAP. Please see the following tables for reconciliations of non - GAAP measures to the most co mparable U.S. GAAP measures. A reconciliation of the forecasted full year 2021 Adjusted EBITDA guidance range cannot be provided without unreasonable effo rts due to the uncertainty and variability on a forward - looking basis of certain items that impact net income including, but not limited to, re structuring charges, LIFO reserves, and taxes, any of which may be significant. In addition, the Company believes such a reconciliation wou ld imply a degree of precision that would be confusing or misleading to investors.

14 Appendix Reconciliation of Non - GAAP Financial Measures

15 Appendix Reconciliation of Non - GAAP Financial Measures

16 Appendix Reconciliation of Non - GAAP Financial Measures

17 Appendix Reconciliation of Non - GAAP Financial Measures

18 Appendix Reconciliation of Non - GAAP Financial Measures

19 FOURTH QUARTER AND FULL YEAR 2020 FINANCIAL RESULTS March 3, 2021 (UNAUDITED)